UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2020 (July 24, 2020)

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 440

Bethesda, MD

20814

(Address of principal executive offices)
(Zip Code)

(202) 524-6851

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Closing of Accordion Feature and Interest Rate Swap

On July 24, 2020, Global Medical REIT L.P., (the “OP”), which is the operating partnership of Global Medical REIT Inc. (the “Company”), received aggregate commitments of up to $100 million from certain of its lenders pursuant to the accordion feature (the “Accordion”) under its credit facility (the “Credit Facility”) by and among the Company, the OP, as borrower, and certain subsidiaries of the OP (such subsidiaries, the “Subsidiary Guarantors”) and BMO Harris Bank, N.A., as Administrative Agent, the terms of which are disclosed in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on March 9, 2020, as amended, and are herein incorporated by reference. Upon closing of the Accordion, the total borrowing capacity under the Credit Facility was increased to $600 million, consisting of a $250 million revolver loan and a $350 million term loan, with $50 million remaining under the Accordion. The Subsidiary Guarantors and the Company are guarantors of the obligations under the Accordion. The amount available to borrow from time to time under the Accordion is limited according to a quarterly borrowing base valuation of certain properties owned by the Subsidiary Guarantors.

On July 27, 2020, the OP entered into a $50 million interest rate swap with a maturity of August 8, 2023, which effectively fixed the LIBOR component on the corresponding term loan balance at 0.158%. This interest rate swap, combined with the OP’s previous interest rate swaps, effectively fix the LIBOR component of the entire term loan balance on a weighted average basis at 1.91%.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Terms for Mr. Allen Webb

On July 24, 2020, Mr. Allen Webb, our Senior Vice President – Technical Accounting and SEC Reporting, became an at-will employee of the Company’s subsidiary, Inter-American Management LLC (“IAM”). Mr. Webb’s annual salary is $200,000, and he is eligible for annual bonuses and participation in the Company’s equity incentive plans. Mr. Webb is also a level two participant in the Company’s Executive Severance Plan. In connection with Mr. Webb’s new employment arrangement, his former employment agreement, dated December 1, 2016 by and between Mr. Webb and IAM, has been terminated by mutual agreement of the parties, and the position of Senior Vice President – Technical Accounting and SEC Reporting will no longer be considered an officer position for purposes of the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), although the position will remain an officer position of the Company for all other purposes. On July 24, 2020, Mr. Webb also received a grant of long-term incentive plan award (“LTIP”) awards equal to $100,000, or 8,299 LTIP Units. Mr. Webb’s LTIP Units will vest in equal installments over a four-year period beginning on July 24, 2021. The number of Mr. Webb’s LTIP Units was determined by using the closing price of the Company’s common stock on July 23, 2020. The LTIP Units were granted pursuant to the Company’s 2016 Equity Incentive Plan and will be subject to the terms and conditions of the LTIP Unit Award Agreements between the Company and Mr. Webb.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on July 28, 2020, announcing the closing of the Accordion before this report was filed. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, as well as Exhibit 99.1 referenced in Item 9.01 below, is being “furnished” and, as such, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

	By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: July 28, 2020